EXHIBIT 10.1
Execution Version
FIFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT
THIS FIFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of March 4, 2011, is by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), and U.S. Bank National Association, a national banking association, as a Buyer, as Administrative Agent, and as Syndication Agent (“U.S. Bank”).
RECITALS
A. The Seller and U.S. Bank are parties to that certain Master Repurchase Agreement, dated as of March 27, 2008, as amended by a First Amendment to Master Repurchase Agreement, dated as of March 5, 2009, a Second Amendment to Master Repurchase Agreement, dated as of September 23, 2009, a Third Amendment to Master Repurchase Agreement, dated as of March 4, 2010, and a Fourth Amendment to Master Repurchase Agreement, dated as of July 30, 2010 (as amended, the “Repurchase Agreement”).
B. The Seller and U.S. Bank desire to amend the Repurchase Agreement as provided herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2. Amendments.
2.1 Definitions. The definitions of “LIBOR Margin,” “Purchased Loans” and “Termination Date” in Section 1.2 of the Repurchase Agreement are amended to read in their entireties as follows:
“LIBOR Margin” means 2.50%.
“Termination Date” means the earlier of (i) March 4, 2012, or (ii) the date (the “Commitments Cancellation Date”) when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
“Purchased Loans” means the eligible Loans sold by the Seller to the Buyers in Transactions, and any Eligible Loans substituted therefor in accordance with Section 11. The term “Purchased Loans” with respect to any Transaction at any time shall also include Additional Purchased Loans delivered pursuant to Section 6.1. For clarity, “Purchased Loans” shall not mean or include loans repurchased by Seller pursuant to Section 6.1 or otherwise.

2.2 Purchase Price Decrease. Section 3.4(c) of the Master Repurchase Agreement is amended and restated in its entirety as follows:
(c) Purchase Price Decrease. The Seller may at any time and from time to time, request a Purchase Price Decrease by notice to the Administrative Agent no less than one (1) Business Day prior to the date that the Seller intends to effectuate such Purchase Price Decrease, specifying the date of the Purchase Price Decrease (the “Purchase Price Decrease Date”). The Purchase Price Decrease amount shall be due and payable in immediately available funds on the Purchase Price Decrease date specified therein. Each Purchase Price Decrease must be in an amount not less than $1,000,000. No Purchased Loans shall be, or be deemed to be, repurchased in connection with a Purchase Price Decrease, unless requested in writing pursuant to Section 6.1(b).
2.3 LIBOR Floor. Section 5.1 of the Repurchase Agreement is amended by deleting the proviso clause at the end thereof and by substituting in lieu thereof the following:
; provided that, notwithstanding the foregoing, the Pricing Rate will not in any event be less than three and three-quarters percent (3.75%).
2.4 Section 6.1(b) of the Repurchase Agreement is amended and restated in its entirety as follows:
6.1(b) On any Business Day on which the Purchase Value of the Purchased Loans subject to Transactions exceeds the then outstanding aggregate Repurchase Price of all Transactions (a “Margin Excess”), so long as no Default or Event of Default has occurred and is continuing or will result therefrom, the Administrative Agent shall, upon receipt of written request from the Seller either remit cash or Release Purchased Loans as may be designated in a request by Seller, in either case, in an amount equal to the lesser of (i) the amount requested by the Seller and (ii) such Margin Excess, subject always to the other limitations of this Agreement. If cash is to be remitted, then the Administrative Agent shall treat the receipt of the written request of Seller under this Section 6.1(b) as if it were a request for a Transaction. To the extent the Administrative Agent remits cash to the Seller, such cash shall be (y) additional Purchase Price with respect to the Transactions, and (z) subject in all respect to the provisions and limitations of this Agreement. Each Buyer shall fund its Pro Rata share of such additional Purchase Price as if the remission of such Margin Excess were the initiation of a Transaction hereunder. For clarity, the term “Release,” as used in this Section 6.1(b), shall mean Buyers re-sale to Seller of one or more designated Purchased Loans and Buyers’ delivery to Seller of the File for each such Purchased Loan.

2.5 Additional Warehouse Facility. Section 17.2(e) of the Repurchase Agreement is amended and restated in its entirety and a new Section 17.2(f) is hereby added to the Repurchase Agreement, as follows:
(e) GAAP Indebtedness owing to Parent or an Affiliate of Parent under a mortgage warehousing facility, mortgage repurchase facility, or off-balance sheet indebtedness under another arrangement to finance residential mortgage loans, so long as (i) such indebtedness is secured only by the mortgage loans financed under such facility and (ii) U.S. Bank as custodian holds the mortgage loan files for all mortgage loans pledged or sold under such facility; and
(f) With the prior written consent of the Required Buyers (which consent shall not be unreasonably withheld, delayed or conditioned upon fees), GAAP Indebtedness under a mortgage warehousing facility, mortgage repurchase facility, or off-balance sheet indebtedness under another arrangement to finance residential mortgage loans, other than those described in subsections (c), (d) and (e) of this Section 17.2, provided that the Buyers are given a right of first refusal regarding only similarly structured syndicated mortgage warehousing facilities or mortgage repurchase facilities. Buyers shall have a right of first refusal (“Buyers’ ROF”) regarding only new, similarly structured mortgage warehousing facilities or mortgage repurchase facilities (each a “Finance Facility”). In the event Seller elects to enter into Financing Facility, Seller shall provide to Buyers the material terms of the proposed Finance Facility by delivery to Buyers of a term sheet substantially in the form of Term Sheet attached hereto as Exhibit G (“ROF Term Sheet”). Within 15 days following Buyers’ receipt of the ROF Term Sheet, Buyers shall notify Seller in writing whether Buyers elect to exercise Buyers’ ROF. If within the 15-day period Buyers (i) fail to notify Sellers in writing of Buyer’s election, or (ii) Buyers notify Seller in writing that Buyers decline to exercise Buyers’ ROF, then Seller shall have the right to enter into a Financing Facility substantially in accordance with the terms of the ROF Term Sheet. If within the 15-day period Buyers notify Seller in writing that Buyers elect to exercise Buyers’ ROF, then Buyers and Seller shall commence to complete the Financing Facility in a prompt and reasonable manner.
2.6 Distributions. Section 17.11 of the Repurchase Agreement is amended and restated in its entirety as follows:
17.11 Distributions. The Seller shall make no payment of dividends or distributions to any of its partners if either before or after giving effect thereto a Default or an Event of Default exists or shall be caused thereby. For the avoidance of doubt, Seller’s exercise of its right under this Section 17.11 shall not be or be deemed to be a Default or an Event of Default under Section 17.4 or Section 17.7 hereof.
2.7 Financial Covenants. Sections 17.12 and 17.15 of the Repurchase Agreement are amended and restated in their entireties as follows:
17.12 Tangible Net Worth. At all times, the Seller’s Consolidated Tangible Net Worth shall not be less than $75,000,000.
17.15 Liquidity. Seller’s Liquidity shall at all times be no less than $45,000,000.

2.8 Eligibility Requirements for Jumbo Loans. Schedule EL to the Repurchase Agreement is amended by amending and restating paragraph (8) thereof and adding a new paragraph (23) thereto as follows:
(8) In the case of a Jumbo Mortgage Loan, (i) has a loan-to-value ratio greater than 80% (provided that the loan-to-value ratio may be greater than 80% but not greater than 90%, so long as the portion of the Mortgage Loan principal in excess of 80% of the value of the Mortgaged Premises is covered by mortgage insurance acceptable to Buyer), (ii) is not fully documented as to income or asset values, (iii) is not eligible for purchase by two Approved Investors with short-term unsecured obligations rated not lower than A-1/P-1, or (iv) has not been prior approved for purchase by an Approved Investor with short-term unsecured obligations rated not lower than A-1/P-1.
(23) That is not covered by an Investor Commitment or Hedge Agreement.
2.9 Form of Compliance Certificate. Exhibit C to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit A.
2.10 Approved Investors. Schedule AI to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit B.
2.11 Authorized Representatives. Schedule AR to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit C.
2.12 Committed Sum. Schedule BC to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit D.
2.13 ROF Term Sheet. A new Exhibit G is hereby added to the Repurchase Agreement, as set forth on Exhibit E hereto.
2.14 Supplemental Facility Fee. Effective as of the date of this Amendment, U.S. Bank will no longer be increasing its Committed Sum on the first seven and last five Business Days of the Seller’s fiscal quarters. Accordingly, from and after March 1, 2011, Seller shall not be required to pay the Supplemental Facility Fee set forth in the Amended and Restated Agency Fee Letter dated as of March 5, 2009, by and between Seller and U.S. Bank (the “Fee Letter”). All other terms and conditions of the Fee Letter remain in full force and effect and are not modified hereby.
Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon delivery by the Seller of, and compliance by the Seller with, the following:
3.1 This Amendment duly executed by the Seller and U.S. Bank.
3.2 Original resolutions of the Seller’s general partner’s board of directors, certified as of the date of this Amendment by the Seller’s general partner’s corporate secretary, assistant secretary, or other authorized officer, authorizing the execution, delivery, and performance by the Seller of this Amendment and all other documents and instruments to be delivered by the Seller pursuant to this Amendment (the “Amendment Documents”).

3.3 A certificate of the Seller’s general partner’s corporate secretary, assistant secretary, or other authorized officer as to (i) the incumbency of the Seller’s officers executing this Agreement and all other Amendment Documents executed or to be executed by or on behalf of the Seller and (ii) the authenticity of such officers’ signatures, specimens of which shall be included in such certificate or set forth on an exhibit attached to it (U.S. Bank shall be entitled to rely on that certificate until the Seller has furnished a new certificate to U.S. Bank).
3.4 Such other documents as U.S. Bank may reasonably request.
Section 4. Miscellaneous.
4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents that are inconsistent with this Amendment, and the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
4.2 Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.
4.3 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
4.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
4.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, U.S. Bank, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without U.S. Bank’s prior written consent.
4.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

4.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[The next page is the signature page.]

IN WITNESS WHEREOF the parties have caused this Fifth Amendment to Master Repurchase Agreement to be executed as of the date first set forth above.

The Seller: DHI MORTGAGE COMPANY, LTD.
By:	DHI Mortgage Company, GP, Inc.,
its General Partner

By:	/s/ Mark C. Winter
Name:	Mark C. Winter
Title:	CFO/EVP

The Buyer, the Administrative Agent, and the Syndication Agent: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Edwin D. Jenkins
Name:	Edwin D. Jenkins
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Master Repurchase Agreement]

EXHIBIT A
EXHIBIT C
TO MASTER REPURCHASE AGREEMENT
FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS
TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH
CERTAIN FINANCIAL COVENANTS
OFFICER’S CERTIFICATE
ADMINISTRATIVE AGENT: U.S. Bank National Association
SELLER: DHI MORTGAGE COMPANY, LTD.
SUBJECT PERIOD:                      ended                      , 20

DATE:                     , 20
This certificate is delivered to the Administrative Agent and the Buyers under the Master Repurchase Agreement dated as of March 27, 2008 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Administrative Agent and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.
The undersigned officer of the Seller certifies to the Administrative Agent that on the date of this certificate:
1. The undersigned is an incumbent officer of the Seller, holding the title stated below his or her signature below.
2. The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP and present fairly the Seller’s financial condition and results of operations as of                      for that month (the “Subject Period”) and for the year to that date (except that interim (i.e., other than annual) Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments).
3. The undersigned officer of the Seller supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:
(a)	except to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Repurchase Documents, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;

(b)	no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;

(c)	the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;

(d)	no Event of Default has occurred that has not been declared by the Administrative Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A;

(e)	the Seller’s HUD Compare Ratio as of the last day of the Subject Period is accurately set forth on the attached Annex A; and

(f)	compliance by the Seller with the financial covenants in Sections 17.12, 17.13, 17.14 and 17.15 of the Current Repurchase Agreement is accurately calculated on the attached Annex A.

DHI MORTGAGE COMPANY, LTD.
By: DHI Mortgage Company GP, Inc.
Its General Partner

By:
Name:
Title:

ANNEX A TO OFFICER’S CERTIFICATE
1. Describe changes to representations and warranties, if any (clause 3(a) of attached Officer’s Certificate); if none, so state.
2. Describe deviations from compliance with obligations under the Repurchase Documents (clause 3(c) of attached Officer’s Certificate); if none, so state.
3. Describe Defaults or Events of Default, if (clause 3(d) of attached Officer’s Certificate); if none, so state.
4. Seller’s HUD Compare Ratio as of the last day of the Subject Period was ________% (clause 3(e) of attached Officer’s Certificate).
5. Calculate compliance with covenants in Sections 17.12 through 17.15 of the Current Repurchase Agreement (clause 3(f) of attached Officer’s Certificate):
(a) Section 17.12. The Seller’s Tangible Net Worth as of _________________ is $__________ (the minimum under Section 17.12 is $75,000,000.)
(b) Section 17.13. The ratio of Seller’s GAAP Indebtedness and Contingent Indebtedness to Tangible Net Worth of the Seller on a consolidated basis with its Restricted Subsidiaries, measured monthly is ______________ to 1.0 (the maximum ratio under Section 17.13 is 8.0:1.0.)
(c) Section 17.14. [Reserved]

(d) Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Maximum Aggregate Commitments) for the month ended ______________, 20_____ was $___________ (the minimum under Section 17.14 is $45,000,000).
6. For the Subject Period, (i) describe and give details regarding actual repurchase, make whole and indemnity payments made by Seller to any Person, and (ii) provide a summary of notices received by the Seller requesting or demanding that the Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as per Section 16.5. (Attach schedule or explanation.)

Attachment to Exhibit C
Purchased Loans Curtailment Report
(List Purchased Loans on which unscheduled principal payment, prepayment or reduction of more than one regularly scheduled principal and interest installment payment was received since last monthly report and resulting new Principal Balance.)

EXHIBIT B
SCHEDULE AI
APPROVED INVESTORS
Approved Investors List
as of 02/23/2011

Related Parent
	S&P CP	Moody’s CP	Company Carrying
Investor	Rating	Rating	CP Rating	Product Eligibility
Alabama Housing Finance Authority	N/A	N/A		Conf
Bank of America, N.A.	A-1	P-1	Bank of America Corp.	Conf/Non-Conf
California Housing Authority	N/A	N/A		Conf
Charter Bank	N/A	N/A		Conf
Chase Home Equity	A-1	P-1	JPMorgan Chase & Co.	Conf/Non-Conf
Citimortgage, Inc.	A-1	P-1	Citibank, NA	Conf/Non-Conf
Colorado Housing and Finance Authority	N/A	N/A		Conf
Federal Home Loan Mortgage Corporation	A-1	P-1		Conf
Federal National Mortgage Association	A-1	P-1		Conf
Georgia Housing and Finance Authority	N/A	N/A		Conf
Government National Mortgage Association	A-1	P-1		Conf
Illinois Housing Development Authority	N/A	N/A		Conf
JPMorgan Chase Bank, N.A.	A-1	P-1	JPMorgan Chase & Co.	Conf/Non-Conf
Lender Financial Services	N/A	N/A		Conf
Marsh Associates, Inc.	N/A	N/A		Conf
Minnesota Housing Finance Agency	N/A	N/A		Conf
New Mexico Housing Finance Authority	N/A	N/A		Conf
North Carolina Housing Finance	N/A	N/A		Conf
Oregon Housing and Community Services	N/A	N/A		Conf.
South Carolina State Housing Finance	N/A	N/A		Conf
Standard Mortgage Corporation	N/A	N/A		Conf
US Bank, N.A.	A-1	P-1	US Bancorp	Conf/Non-Conf
Washington State Housing Finance Commission	N/A	N/A		Conf
Wells Fargo Bank, N.A.	A-1	P-1	Wells Fargo & Company	Conf/Non-Conf

B-1

EXHIBIT C
SCHEDULE AR
TO MASTER REPURCHASE AGREEMENT
DHI Mortgage Company, Ltd.
Authorized Seller Representatives
PERSONNEL AUTHORIZED TO SIGN (A) CORPORATE ASSIGNMENTS, (B) INSTRUMENTS, (C) COLLATERAL CERTIFICATES, REPORTS, AND DIRECTIONS AS TO THE SHIPMENT OF COLLATERAL TO INVESTORS, OR (D) OTHER DOCUMENTS IN CONNECTION WITH THE PURCHASED LOANS UNDER THE MASTER REPURCHASE AGREEMENT:

Name	Title

PERSONNEL AUTHORIZED TO PROVIDE TELEPHONIC NOTICE TO THE AGENT REQUESTING TRANSACTIONS AND REPURCHASES UNDER THE MASTER REPURCHASE AGREEMENT AND PERSONNEL AUTHORIZED TO SIGN AND SUBMIT WRITTEN CONFIRMATION OF PURCHASE TRANSACTIONS AND RELATED REPURCHASES AND PURCHASE PRICE DECREASES UNDER THE MASTER REPURCHASE AGREEMENT:

Name	Title

C-1

EXHIBIT D
SCHEDULE BC
TO MASTER REPURCHASE AGREEMENT
THE BUYERS’ COMMITTED SUMS
(IN DOLLARS)

Buyer	Committed Sum

U.S. Bank National Association	$100,000,000

D-1

EXHIBIT E
EXHIBIT G TO MASTER REPURCHASE AGREEMENT
Summary of Terms and Conditions
Mortgage Warehouse Facility

SELLER/BORROWER:

BUYER/LENDER:

PURPOSE:

COLLATERAL CUSTODIAN:

FACILITY:

FACILITY AMOUNT:

TERMINATION DATE:

FACILITY FEE:

INTEREST RATE:

ELIGIBLE MORTGAGE LOANS:

Advance
Loan Type	Sublimit	Rate/Margin
Conforming loans	_____%	_____%
Wet Fundings	_____%	_____%
Jumbo Loans	_____%	_____%
Super Jumbo Loans	_____%	_____%
Other Non-Conforming Conv	_____%	_____%
Non-Owner Occupied	_____%	_____%

SECURITY:

REPRESENTATIONS AND WARRANTIES:

EVENTS OF DEFAULT:

COVENANTS: